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                                                                     Exhibit 2.1



                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS SECOND AMENDMENT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of March 1, 2004, by and among NCO GROUP, INC., a Pennsylvania corporation (the "Parent"), NCOG ACQUISITION CORPORATION, a Pennsylvania corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and RMH TELESERVICES, INC., a Pennsylvania corporation (the "Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Parent, Purchaser and the Company are parties to that certain Agreement and Plan of Merger dated as of November 18, 2003, as the same was amended on January 22, 2004 and is amended hereby and may be further amended, modified or supplemented from time to time (the "Merger Agreement");

         WHEREAS, the Company and the Parent desire to amend the Merger Agreement herein as follows;

         NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:


Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Section 2. Amendment to Merger Agreement. The Merger Agreement is hereby amended, effective as of the date hereof, as follows:

      2.1 Amendment and Restatement of Section 9.2. Section 9.2 of the Merger Agreement shall be deleted in its entirety, and a new Section 9.2, which shall read as set forth below, shall be added to the Merger
           Agreement:

                  9.2 Procedure and Effect of Termination. (a) In the event of termination and abandonment of the Merger by the Parent, the Purchaser or the Company pursuant to Section 9.1, written notice thereof shall forthwith be given to the others, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. The Purchaser agrees that any termination by the Parent shall be conclusively binding upon it, whether given expressly on its behalf or not, and the Company shall have no further obligation with respect to it. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement; provided that any termination shall be without prejudice to the rights of any party hereto arising out of any grossly negligent or willful breach by any other party of any covenant or agreement contained in this Agreement, and provided, further, that the obligations set forth in Sections 9.2, 10.6 and 10.8 shall in any event survive any termination.



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                           (b) In the event of a termination of this Agreement
                  by Parent pursuant to Section 9.1(g)(ii) or by the Company pursuant to Section 9.1(f), then contemporaneously with such termination, the Company shall pay to Parent by wire transfer of immediately available funds to an account specified by Parent a non-refundable termination fee in an amount equal to $3.0 million plus reimbursement of all documented out-of-pocket costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement (but excluding any investment banking fees) in an amount not to exceed $1.0 million.

                           (c) In the event of a termination of this Agreement
                  by Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d), then contemporaneously with such termination, the Company shall pay to Parent by wire transfer of immediately available funds to an account specified by Parent a non-refundable termination fee in an amount equal to $3.0 million plus reimbursement of all documented out-of-pocket costs and expenses incurred by Parent in connection with the transactions contemplated by this Agreement (but excluding any investment banking fees) in an amount not to exceed $1.0 million, provided, however, that such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, any Company Takeover Proposal shall have been publicly announced or shall have become publicly known and shall not have been withdrawn prior to such termination, and (B) within nine (9) months following the termination of this Agreement, either a Company Takeover Proposal is consummated or the Company enters into an agreement providing for a Company Takeover Proposal and such Company Takeover Proposal is later consummated (with such payment to be made at or prior to the consummation of such Company Takeover Proposal). For purposes of this Section 9.2(c), the definition of "Company Takeover Proposal" and "Company Takeover Event" shall be modified (i) by replacing the 10% threshold used in Section 6.8(a) with 30%, and (ii) to not apply to the issuance of any non-voting, non-convertible preferred securities.




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Section 3.        General Confirmations.

         3.1 Continuing Effect. Except as specifically provided herein, the Merger Agreement and all other documents executed in connection with the Merger Agreement shall remain in full force and effect in accordance with their respective terms and they are hereby ratified and confirmed in all respects.

         3.2 No Modification or Waiver. This Amendment is limited as specified herein and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Merger Agreement or any other document executed in connection with the Merger Agreement, except as specifically set forth herein.

         3.3      References.

                  (a) From and after the date hereof, the Merger Agreement and all agreements, instruments and documents executed and delivered in connection with the Merger Agreement shall be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and all of the terms and provisions of this Amendment are hereby incorporated by reference into the Merger Agreement as if such terms and provisions were set forth in full therein, as applicable.

                  (b) All of the provisions of Article X of the Merger Agreement are hereby incorporated into this Amendment as if specifically stated herein.

                  (c) From and after the date hereof, all references in the Merger Agreement to "this Agreement", "hereto", "hereof", "hereunder", or words of like import referring to the Merger Agreement shall mean the Merger Agreement as amended and all references in the Merger Agreement or any other agreement, instrument or document executed and delivered in connection therewith to "Merger Agreement", "thereto", "thereof", "thereunder", or words of like import referring to the Merger Agreement shall mean the Merger Agreement as amended.



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                  IN WITNESS WHEREOF, the Parent, the Purchaser and the Company
have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.


         PARENT:                            NCO GROUP, INC.


                                            By:      /s/ Michael Barrist
                                                     ---------------------------
                                            Name:    Michael Barrist
                                                     ---------------------------
                                            Title:   Chairman, President & CEO
                                                     ---------------------------


         PURCHASER:                         NCOG ACQUISITION CORPORATION

                                            By:      /s/ Michael Barrist
                                                     ---------------------------
                                            Name:    Michael Barrist
                                                     ---------------------------
                                            Title:   Chairman, President & CEO
                                                     ---------------------------


         THE COMPANY                        RMH TELESERVICES, INC.


                                            By:      /s/ John Fellows
                                                     ---------------------------
                                            Name:    John Fellows
                                                     ---------------------------
                                            Title:   President and CEO
                                                     ---------------------------